UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
 SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) May 23, 2016

FRESH HEALTHY VENDING INTERATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-177305	45-2511250
(Commission File Number)	(IRS Employer Identification No.)

2620 Financial Court, Suite 100, San Diego, California 92117
(Address of Principal Executive Offices)

858-210-4200
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Modification of Employment Agreement with Nicholas Yates
On May 23, 2016, the Company modified the bonus/commission provision of the Employment Agreement dated July 19, 2013 (the “Agreement”) between the Company and Nicholas Yates, Chairman of Company.  The Agreement was amended to reflect the following:
3.2 Commissions. Executive shall be eligible to earn commissions on sales made by the Company.  Executive shall be paid commissions each pay period, unless Executive’s commissions are not calculable until month-end.  One hundred percent (100%) of the commission on each sale will be deemed earned and payable in the month in which the franchisee pays an initial or subsequent deposit cumulatively equal to at least forty percent (40%) of the amount owed by such franchisee. Executive’s eligibility for and the applicable rates of these commissions are as follows:

FHV Bookings	$100 per Machine
Reis & Irvy’s Bookings	$500 per Kiosk
Service revenue up to $5 million	2.00 percent
Service revenue $5 million to $10 million	3.00 percent
Service revenue over $10 million	4.00 percent

Reis & Irvy’s Kiosks Referred by Executive
Kiosk 1-16 during the month	$1,250 per Kiosk
Kiosk 17+ during the month	$1,500 per Kiosk
Reis & Irvy’s secured locations	$1,000 per location

In addition, for international sales of Reis & Irvy’s Kiosks sourced by Lancer where Robofusion, Inc. receives a commission from Lancer and remits a portion of the commission to Company, Executive shall receive 10 percent (10%) of the commission rebate paid by Robofusion to Company.

Notwithstanding anything to the contrary set forth in the Agreement, Company shall pay for Executive’s lease of an appropriate luxury automobile.

Modification of Employment Agreement with Arthur Budman
On May 23, 2016, the Company modified the bonus/commission provision of the Employment Agreement dated October 1, 2014 (the “Agreement”) between the Company and Arthur Budman, Chief Executive Officer and Chief Financial Officer of Company.  The Agreement was amended to reflect the following:
3.2 Bonus and Commissions.  Executive shall be eligible to receive a bonus each year, with the amount of such bonus to be determined in the Board’s sole discretion.  Executive shall be eligible to earn commissions on sales made by the Company.  Executive shall be paid commissions each pay period, unless Executive’s commissions are not calculable until month-end.  One hundred percent (100%) of the commission on each sale will be deemed earned and payable in the month in which the franchisee pays an initial or subsequent deposit cumulatively equal to at least forty percent (40%) of the amount owed by such franchisee.  Executive’s eligibility for and the applicable rates of these commissions are as follows:

FHV Bookings	$50 per Machine
Reis & Irvy’s Bookings	$175 per Kiosk
Service revenue up to $5 million	0.75 percent
Service revenue $5 million to $10 million	1.00 percent
Service revenue over $10 million	1.25 percent

Reis & Irvy’s Kiosks Referred by Executive
Kiosk 1-16 during the month	$1,250 per Kiosk
Kiosk 17+ during the month	$1,500 per Kiosk
Reis & Irvy’s secured locations	$1,000 per location

Each of the above summaries of the Yates Amended Employment Agreement and the Budman Amended Employment Agreement is qualified in its entirety by reference to the corresponding agreements filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and each is incorporated herein by reference.
(d) Exhibits
Exhibit No.  Description

99.1              Amendment No. 2 to July 19, 2013 Employment Agreement between Fresh Healthy Vending International, Inc. and Nicholas Yates

99.2              Amendment No. 1 to October 1, 2014 Employment Agreement dated between Fresh Healthy Vending International, Inc. and Arthur Budman

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 27, 2016
Fresh Healthy Vending International, Inc.

/s/Arthur S. Budman
By: Arthur S. Budman
Chief Executive Officer and Chief Financial Officer